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As filed with the Securities and Exchange Commission on February 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0021975 (I.R.S. Employer Identification No.)

1900 E. Golf Road, Schaumburg, Illinois 60173, (847) 789-3047
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 RICHARD J. BAUM
Executive Vice President—Finance and Administration
Chief Financial Officer and Secretary
Ebix, Inc.
1900 E. Golf Road, Schaumburg, Illinois 60173, (847) 789-3047
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

MATTHEW S. BROWN, ESQ.
MARK D. WOOD, ESQ.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
(312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.10 par value per share	222,223 shares	$13.24	$2,942,233	$373

(1)
Includes an indeterminate number of shares of common stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2)
Calculated pursuant to Rule 457(c) based on the average of the high and low prices per share of common stock of the Registrant on the Nasdaq SmallCap Market on February 4, 2004, solely for purposes of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2004

PROSPECTUS

Ebix, Inc.

222,223 Shares

Common Stock

        This prospectus relates to the offer and sale from time to time of up to 222,223 shares of our common stock by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of these shares. The selling stockholder may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        Our common stock is traded on the Nasdaq SmallCap Market under the symbol "EBIX." The closing sale price of our common stock on February 6, 2004 was $14.01 per share.

        You should carefully consider the "Risk Factors" beginning on page 1 before you decide whether to invest in shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information, and if you receive any unauthorized information you should not rely on it. We have not authorized the selling stockholder to make an offer of these shares in any place where the offer is not permitted. The information appearing or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Our principal executive offices are located at 1900 E. Golf Road, Schaumburg, Illinois 60173, and our telephone number is (847) 789-3047. Our website is www.ebix.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

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RISK FACTORS

        You should carefully consider the risks, uncertainties and other factors described below, along with all of the other information included or incorporated by reference in this prospectus, including our financial statements and the related notes, before you decide whether to buy shares of our common stock. Any of the following risks could materially affect our business, financial condition or operating results and could negatively impact the value of your investment.

Risks Related To Our Business and Our Industry

  You may have difficulty evaluating our business because of our limited history of operating Internet, call center and other business process outsourcing.

        Although our predecessor began operations in 1976, we did not begin any Internet operations until September 1999 and did not begin generating revenues from these operations until the fourth quarter of 2000. We did not begin any call center operations or other business process outsourcing or begin generating revenues from these operations until the first quarter of 2003. Accordingly, we have a limited history in operating our Internet, call center and other business process outsourcing on which you can evaluate our company and prospects. We cannot be certain that our Internet, call center and other business process outsourcing strategies will be successful, because these strategies are new. Our early-stage Internet, call center and other business process outsourcing will be particularly susceptible to the risks and uncertainties described in these risk factors and likely to incur the expenses associated with addressing them. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in a transitional stage of development, particularly companies in new and rapidly evolving markets, such as electronic commerce, and using new and unproven business models.

  Because the support revenue that we have traditionally relied upon has been steadily declining, it is important that new sources of revenue continue to be developed.

        Our revenue from the support services we offer in connection with our legacy software products has been decreasing significantly over the course of the past few years. This decline can be attributed to the fact that many of our support clients are not renewing their support agreements with us, in many cases because they are no longer using our legacy software. Even if they are continuing to use our legacy software, our support clients may choose not to renew their support agreements if their legacy software products no longer require support or they use third party support. In addition, some of the clients who use our support services have reduced the level of support that we provide them, which in turn reduces our support revenue. This downward trend in our support revenue makes us particularly dependent upon our other sources of revenue. The new product lines and service offerings of our business are producing revenue but at a slower growth rate due to current economic conditions.

  One customer currently provides a significant percentage of our total revenue.

        Revenues from one customer, BRiT Insurance Holdings PLC, which at January 27, 2004 owned approximately 36.6% of our common stock and approximately 45% of CF Epic Insurance and General Fund (the selling stockholder), represented approximately 15% of our total revenue in 2002 and approximately 18% in the nine months ended September 30, 2003. If revenues from this customer were to discontinue, our operating results could be adversely affected.

  Adverse insurance industry economics could adversely affect our revenues.

        We are dependent on the insurance industry, which may be adversely affected by current economic and world conditions.

  Our operating results may fluctuate dramatically.

        Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on our results of operations during any particular quarter as an indication of our results for a full year or any other quarter. Factors that may affect our quarterly results include:

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  Changes in insurance agents' and carriers' consumer acceptance of Internet commerce;

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  Loss of a significant insurance agent, carrier or broker relationship or the merger of any of our participating insurance carriers with one another; and

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  Technical difficulties for our e-commerce services that hamper an agent's ability to run its agency system hosted by us.

        Our operating expenses are based in part on our expectations of our future revenues and are relatively fixed in the short term. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall.

  We could be subject to civil fines and penalties as a result of the SEC's investigation of our financial reporting.

        On August 11, 2000, we were advised that the SEC had issued a formal Order of Investigation and subpoenaed documents relating to our financial reporting since April 1, 1997, including, in particular, revenue recognition, software development cost capitalization, royalty costs and classification of cash receipts. We have submitted documents to the SEC upon the SEC's request as part of the investigation. It is possible that the SEC could impose civil fines and penalties against us. An adverse finding against us by the SEC could negatively impact our stock price. In addition, we may continue to incur expenses associated with responding to this investigation, regardless of its outcome, and this investigation may divert the efforts and attention of our management team from normal business operations.

  We cannot predict our future capital needs and we may not be able to secure additional financing when we need it.

        We may need to raise additional funds in the future in order to fund more aggressive brand promotion or more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to make acquisitions. Any required additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be unable to meet our business or strategic objectives or compete effectively. If additional funds are raised by our issuing equity or equity-linked securities, stockholders may experience dilution of their ownership interests, and the newly issued securities may have rights superior to those of our common stock. If additional funds are raised by our issuing debt, we may be subject to limitations on our activities.

  Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value and harm our operating results.

        We may acquire or make investments in complementary businesses, technologies, services or products if appropriate opportunities arise. The process of integrating any acquired business, technology, service or product into our business and operations may result in unforeseen operating difficulties and expenditures. Integration of an acquired company also may consume much of our management's time and attention that could otherwise be available for ongoing development of our business. Moreover, the anticipated benefits of any acquisition may not be realized. Furthermore, we may be unable to identify, negotiate or finance future acquisitions successfully. Future acquisitions could result in potentially dilutive issuances of equity securities or the incurrence of debt, contingent liabilities or amortization expenses related to intangible assets.

  We may not be able to continue to develop new products to effectively adjust for rapid technological changes.

        To be successful, we must adapt to rapidly changing technological and market needs, by continually enhancing our website and introducing new products and services to address our users' changing demands.

        Our segment in the Internet marketplace is characterized by:

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  rapidly changing technology;

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  evolving industry standards;

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  frequent new product and service introductions;

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  shifting distribution channels; and

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  changing customer demands.

        Our future success will depend on our ability to adapt to this rapidly evolving marketplace. We could incur substantial costs if we need to modify our services or infrastructure in order to adapt to changes affecting our market, and we may be unable to adapt to these changes.

  The markets for our products are highly competitive and are likely to become more competitive, and our competitors may be able to respond more quickly to new or emerging technology and changes in customer requirements.

        We operate in highly competitive markets. In particular, the online insurance distribution market, like the broader electronic commerce market, is rapidly evolving and highly competitive. Our software business also experiences some competition from certain large hardware suppliers that sell systems and systems' components to independent agencies and from small, independent or freelance developers and suppliers of software, who sometimes work in concert with hardware vendors to supply systems to independent agencies. Our Internet business may also face indirect competition from insurance carriers that have subsidiaries which perform in-house agency and brokerage functions.

        Some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, we believe we will face increasing competition as the online financial services industry develops and evolves. Our current and future competitors may be able to:

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  undertake more extensive marketing campaigns for their brands and services;

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  devote more resources to website and systems development;

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  adopt more aggressive pricing policies; and

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  make more attractive offers to potential employees, online companies and third-party service providers.

  If we are unable to protect our intellectual property, our reputation and competitiveness in the marketplace may be materially damaged.

        We regard our intellectual property in general and our software in particular as critical to our success. It may be possible for third parties to copy aspects of our products or, without authorization, to obtain and use information that we regard as trade secrets. Existing copyright law affords only limited practical protection, and our software is unpatented.

  If we infringe on the proprietary rights of others, we may be at a competitive disadvantage, and any related litigation could be time consuming and costly.

        Third parties may claim that we have violated their intellectual property rights. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of key personnel. To the extent that we violate a patent or other intellectual property right of a third party, we may be prevented from operating our business as planned, and we may be required to pay damages, to obtain a license, if available, to use the right or to use a non-infringing method, if possible, to accomplish our objectives.

  We depend on the continued services of our senior management and our ability to attract and retain other key personnel.

        Our future success is substantially dependent on the continued services and continuing contributions of our senior management and other key personnel, particularly Robin Raina, our President and Chief Executive Officer, and Richard J. Baum, our Executive Vice President—Finance & Administration, Chief Financial Officer and Secretary. The loss of the services of any of our executive officers or other key employees could harm our business. We have no long-term employment agreements with any of our key personnel, nor do we maintain key man life insurance policies on any of our key employees.

        Our future success depends on our continuing to attract, retain and motivate highly skilled employees. If we are not able to attract and retain new personnel, our business will be harmed. Competition for personnel in our industry is intense. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future.

  Our international operations are subject to a number of risks that could affect our income and growth.

        We market our software internationally and plan to expand our Internet services to locations outside of the United States. In addition, commencing in 2002, we began development activities, call center services and other operations in India. Our international operations may not produce enough revenue to justify our investments in establishing them and are subject to other inherent risks, including:

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  the impact of recessions in foreign economies on the level of consumers' insurance shopping and purchasing behavior;

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  greater difficulty in collecting accounts receivable;

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  difficulties and costs of staffing and managing foreign operations;

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  reduced protection for intellectual property rights in some countries;

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  seasonal reductions in business activity during the summer months in Europe and other parts of the world;

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  burdensome regulatory requirements, other trade barriers and differing business practices;

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  fluctuations in exchange rates;

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  potentially adverse tax consequences; and

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  political and economic instability.

        Furthermore, our entry into additional international markets could require significant management attention and financial resources, which could lessen our ability to manage our existing business effectively.

  Laws and regulations that govern the insurance industry could expose us or the agents, brokers and carriers who participate in our online marketplace to legal penalties.

        We perform functions for licensed insurance agents, brokers and carriers and are, therefore, required to comply with a complex set of rules and regulations that often vary from state to state. These rules and regulations can be difficult to comply with and are ambiguous and open to interpretation. If we fail to properly interpret and/or comply with these rules and regulations, we, the insurance agents, brokers or carriers doing business with us, our officers, or agents with whom we contract could be subject to various sanctions, including censure, fines, cease-and-desist orders, loss of license or other penalties. This risk, as well as other laws and regulations affecting our business and changes in the regulatory climate or the enforcement or interpretation of existing law, could expose us to additional costs, including indemnification of participating insurance agents, brokers or carriers for their costs, and could require changes to our business or otherwise harm our business. Furthermore, because the application of online commerce to the consumer insurance market is relatively new, the impact of current or future regulations on our business is difficult to anticipate. To the extent that there are changes in the rules and regulations regarding the manner in which insurance is sold, our business could be adversely affected.

  Our call center business could be adversely affected by equipment or system interruptions at one or more of our call centers.

        Our call center business is dependent upon our ability to protect our call centers, including the computer and telecommunications equipment and software systems at those centers, against damage from fire, power loss, telecommunications interruption or failure, natural disaster and other similar events. In the event we experience a temporary or permanent interruption at one or more of our call centers, through casualty, operating malfunction or otherwise, our business could be materially adversely affected.

  Governmental regulation of the telemarketing industry may increase our costs and restrict the operation and growth of our call center business.

        The telemarketing industry and, therefore, our call center business are subject to an increasing amount of governmental regulation. In particular, telemarketers are now barred from contacting persons who have registered their phone numbers on the new National Do Not Call Registry maintained by the Federal Trade Commission. We could be subject to a variety of enforcement or private actions for our failure or the failure of our clients to comply with these regulations. Furthermore, our costs may increase as a result of having to comply with these regulations, and these regulations may limit our call center activities or reduce the demand for our call center services.

  The outsourcing of business processes to foreign countries may be perceived negatively, which may reduce the demand for our services and lead to governmental regulation of these activities.

        We enable companies to outsource certain business processes, including software development activities and call center services, to our operations in India. Particularly in the current economic climate, there may be some negative perceptions of the outsourcing of such processes from the U.S. to India, which may reduce the demand for these services and may lead to governmental regulation affecting such activities.

Risks Related to Our Conduct of Business on The Internet

  Any disruption of our Internet connections could affect the success of our Internet based products.

        Any system failure, including network, software or hardware failure, that causes an interruption in our network or a decrease in responsiveness of our website could result in reduced user traffic and reduced revenue. Continued growth in Internet usage could cause a decrease in the quality of Internet connection service. Websites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet network infrastructure. In addition, there have been several incidents in which individuals have intentionally caused service disruptions of major e-commerce websites. If these outages, delays or service disruptions frequently occur in the future, usage of our website could grow more slowly than anticipated or decline, and we may lose revenues and customers.

        If the computer hardware operations that host our website were to experience a system failure, the performance of our website would be harmed. These systems are also vulnerable to damage from fire, floods, earthquakes, acts of terrorism, power loss, telecommunications failures, break-ins and similar events. Our property and business interruption insurance coverage may not be adequate to compensate us for all losses that may occur. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

  Concerns regarding security of transactions or the transmission of confidential information over the Internet or security problems we experience may prevent us from expanding our business or subject us to legal exposure.

        If we do not offer sufficient security features in our online product and service offerings, our products and services may not gain market acceptance, and we could be exposed to legal liability. Despite the measures that we may take, our infrastructure will be potentially vulnerable to physical or electronic break-ins, computer viruses or similar problems. If a person circumvents our security measures, that person could misappropriate proprietary information or disrupt or damage our operations. Security breaches that result in access to confidential information could damage our reputation and subject us to a risk of loss or liability. We may be required to make significant expenditures to protect against or remedy security breaches. Additionally, if we are unable to adequately address our customers' concerns about security, we may have difficulty selling our goods and services.

  Uncertainty in the marketplace regarding the use of Internet users' personal information, or proposed legislation limiting such use, could reduce demand for our services and result in increased expenses.

        Concern among consumers and legislators regarding the use of personal information gathered from Internet users could create uncertainty in the marketplace. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business. Legislation has been proposed that would limit the users of personally identifiable information of Internet users gathered online or require online services to establish privacy policies. Many state insurance codes limit the collection and use of personal information by insurance agencies, brokers and carriers or insurance service organizations. Moreover, the Federal Trade Commission has settled a proceeding against one online service that agreed in the settlement to limit the manner in which personal information could be collected from users and provided to third parties.

  Future government regulation of the Internet could place financial burdens on our businesses.

        Because of the Internet's popularity and increasing use, new laws and regulations directed specifically at e-commerce may be adopted. These laws and regulations may cover issues such as the collection and use of data from website visitors, including the placing of small information files, or "cookies," on a user's hard drive to gather information, and related privacy issues; pricing; taxation; telecommunications over the Internet; content; copyrights; distribution; domain name piracy; and quality of products and services. The enactment of any additional laws or regulations, including international laws and regulations, could impede the growth of our revenue from our Internet operations and place additional financial burdens on our business.

Risks Related To Our Common Stock

  The price of our common stock may be extremely volatile.

        In some future periods, our results of operations may be below the expectations of public market investors, which could negatively affect the market price of our common stock. Furthermore, the stock market in general has recently experienced extreme price and volume fluctuations. We believe that, in the future, the market price of our common stock could fluctuate widely due to variations in our performance and operating results or because of any of the following factors which are, in large part, beyond our control:

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  announcements of new services, products, technological innovations, acquisitions or strategic relationships by us or our competitors;

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  trends or conditions in the insurance, software and Internet markets;

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  changes in market valuations of our competitors; and

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  general political, economic and market conditions.

        In addition, the market prices of securities of technology companies, including our own, have been volatile and have experienced fluctuations that have often been unrelated or disproportionate to operating performance. As a result, you may not be able to sell shares of our common stock at or above the price at which you purchase them. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention and resources could be diverted from our business.

  The significant concentration of ownership of our common stock will limit your ability to influence corporate actions.

        The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. At January 27, 2004, CF Epic Insurance and General Fund, the selling stockholder named in this prospectus, beneficially owned 8.8% of our outstanding common stock. In addition, at January 27, 2004, BRiT Insurance Holdings plc, which owns approximately 45% of CF Epic, beneficially owned approximately 36.6% of our outstanding common stock and, together with our executive officers and directors, beneficially owned approximately 46.8% of our outstanding common stock. As a result, those stockholders, if they act together, are able to control all matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions and amendments to our certificate of incorporation. These stockholders may use their ownership position to approve or take actions that are adverse to your interests or prevent the taking of actions that are consistent with your interests.

  We may issue equity securities in the future whose terms and rights are superior to those of our common stock.

        Our certificate of incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. However, shares of preferred stock may be issued by our board of directors from time to time in one or more series for the consideration, and with the rights and preferences, as our board of directors decides. Any shares of preferred stock that we may issue in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of our common stock and have preferences over the common stock with respect to dividends and in liquidation.

  Provisions in our charter and Delaware law may discourage takeover attempts which could preclude our stockholders from receiving a change of control premium.

        Our certificate of incorporation could make it more difficult for a third party to acquire control of us, because it gives our Board of Directors the ability to issue shares of preferred stock with rights as they deem appropriate without stockholder approval. In addition, Delaware law contains an anti-takeover provision that could have the effect of delaying or preventing a change in control that stockholders may consider favorable. This provision prohibits us from engaging in a business combination with any significant stockholder for a period of three years from the date the person became a significant stockholder unless specific conditions are met.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference certain "forward-looking statements" that reflect our management's current beliefs and expectations about our future results, performance, financial condition, liquidity and capital resources, prospects and opportunities. Forward-looking statements may be identified by the use of terms such as "anticipates," "expects," "believes," "estimates," "plans," "intends," "may," "will," or "should" or similar expressions or by discussions of strategy. These statements are subject to various risks, uncertainties and other factors that could cause our actual results, performance, financial condition, liquidity and capital resources, prospects and opportunities to differ materially from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include the risk factors discussed above, in any prospectus supplement and in any of the documents incorporated by reference. You should not place any undue reliance on any forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The selling stockholder is offering all of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDER

        The following table provides information with respect to the common stock beneficially owned by the selling stockholder who is entitled to use this prospectus. The information in the table is as of the date of this prospectus. The common stock listed below may be offered from time to time by the selling stockholder named below.

        Under the terms of a Share Purchase Agreement between us and CF Epic Insurance and General Fund ("CF Epic") dated January 16, 2004, CF Epic acquired 222,223 shares of our common stock in exchange for $3,000,010.50 in cash. As a result, at January 27, 2004, CF Epic owned approximately 8.8% of our outstanding common stock. BRiT Insurance Holdings plc, which beneficially owned approximately 36.6% of our common stock at January 27, 2004, owns approximately 45% of CF Epic.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under This Prospectus	Number of Shares of Common Stock To Be Owned After the Termination of the Offering	Percent of Common Stock to be Owned After Completion of the Offering
CF Epic Insurance and General Fund	222,223	8.8%	222,223	(1)	(1)

(1)
Because (a) the selling stockholder may offer all or some of the shares of our common stock that it holds in the offering contemplated by this prospectus, (b) the offering of shares of our common stock is not being underwritten on a firm commitment basis, and (c) the selling stockholder could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the selling stockholder upon termination of the offering. See "PLAN OF DISTRIBUTION."

PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be offered, sold, or distributed from time to time by the selling stockholder named in this prospectus. The selling stockholder may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices, or at fixed prices, which may be changed. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that any selling stockholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its shares of our common stock.

        The selling stockholder may offer its shares at various times in one or more of the following transactions:

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  in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

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  in transactions involving cross or block trades or otherwise on any national securities exchange or quotation system, such as the Nasdaq SmallCap Market, on which our common stock may be listed or quoted;

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  in an over-the-counter distribution in accordance with the rules of the NASDAQ Stock Market;

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  in transactions in which brokers, dealers, or underwriters purchase the shares as principals and resell the shares for their own accounts pursuant to this prospectus;

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  in transactions "at the market" to or through market makers in our common stock;

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  in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

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  through transactions in options, swaps, or other derivatives that may or may not be listed on an exchange;

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  in privately negotiated transactions;

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  in transactions to cover short sales; or

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  in a combination of any of the foregoing transactions.

        In addition, the selling stockholder also may sell its shares in private transactions or in accordance with Rule 144 under the Securities Act rather than under this prospectus.

        From time to time, the selling stockholder may pledge or grant a security interest in some or all of the shares owned by it. If the selling stockholder defaults in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholder also may transfer and donate shares in other circumstances. If the selling stockholder donates or otherwise transfers its shares, the number of shares beneficially owned by it will decrease as and when it takes these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, or other successors in interest will be selling stockholders for purposes of this prospectus.

        The selling stockholder may use brokers, dealers, underwriters, or agents to sell its shares. The persons acting as agents may receive compensation in the form of commissions, discounts, or concessions. This compensation may be paid by the selling stockholder or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. In addition, the broker-dealers' or their affiliates' commissions, discounts, or concessions may qualify as underwriters' compensation under the Securities Act. Neither we, nor the selling stockholder, can presently estimate the amount of that compensation. We will make copies of this prospectus and any supplements or amendments hereto available to the selling stockholder or any of its agents or broker-dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

        The selling stockholder and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the availability of any person or entity to engage in market-making activities with respect to the shares.

        Under our agreement with the selling stockholder, we are required to bear the expenses relating to the registration of this offering, other than fees and expenses of counsel for the selling stockholder. The selling stockholder will bear any underwriting discounts or commissions, brokerage fees or stock transfer taxes. We have agreed to indemnify the selling stockholder against certain liabilities arising in connection with this offering, including liabilities under the Securities Act and the Exchange Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving the shares of common stock against certain liabilities, including liabilities arising under the Securities Act and the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 450 Fifth Street N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC's home page at http://www.sec.gov.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

        This prospectus is part of a registration statement we have filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. The information we file later with the SEC will automatically update and supersede the information contained in this prospectus or incorporated by reference from earlier filings. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities covered by this prospectus have been sold or we have deregistered all of the securities then remaining unsold:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2002 and Amendment No. 1 thereto on Form 10-K/A filed with the SEC on April 30, 2003;

  •
  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

  •
  The description of our common stock that is contained in the Registration Statement on Form 8-A dated June 5, 1987 filed under the Exchange Act, and all amendments and reports filed by us to update that description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

    Richard J. Baum
    Ebix, Inc.
    1900 E. Golf Road
    Schaumburg, Illinois 60173
    (847) 789-3047

LEGAL MATTERS

        The validity of the shares of our common stock that are covered by this prospectus has been passed upon for us by Katten Muchin Zavis Rosenman, Chicago, Illinois.

EXPERTS

        The consolidated financial statements and consolidated financial statement schedule of Ebix, Inc. (formerly ebix.com, Inc.) and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the Registration Statement.

Securities and Exchange Commission registration fee	$373
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Miscellaneous expenses	2,127

Total expenses	$22,500

ITEM 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law grants the Registrant the power to limit the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty. Article XI of the Registrant's Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Registrant as follows:

          A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article XI becomes effective.

        Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents. Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify any person who is serving as a director, officer, employee or agent of the Registrant or of another entity at the request of the Registrant against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Registrant has entered into agreements with its directors and executive officers that generally require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify its directors and executive officers for claims that arise out of the performance of their duties to the Registrant.

        The Registrant has a directors' and officers' liability insurance policy.

        The above discussion is qualified in its entirety by reference to the detailed provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law and the Registrant's Certificate of Incorporation, as amended, and Bylaws.

ITEM 16.    Exhibits

Exhibit Number		Exhibit
4.1
Certificate of Incorporation of Ebix, Inc. (formerly ebix.com, Inc.), as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).
4.2		Bylaws of Ebix, Inc. (formerly ebix.com, Inc.) (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
5.1	*	Opinion of Katten Muchin Zavis Rosenman.
23.1	*	Consent of Independent Accountants.
23.2	*	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24.1	*	Powers of Attorney (included on the signature page hereto).
99.1	*	Stock Purchase Agreement, dated as of January 16, 2004, by and between Ebix, Inc. and CF Epic Insurance and General Fund.

*
Filed herewith.

ITEM 17.    Undertakings

A.
The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 9th day of February 2004.

Ebix, Inc.
By:	/s/ ROBIN RAINA Robin Raina President, Chief Executive Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Robin Raina and Richard J. Baum, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on February 9, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBIN RAINA Robin Raina	President, Chief Executive Officer (principal executive officer) and Director
/s/ RICHARD J. BAUM Richard J. Baum	Executive Vice President-Finance & Administration, Chief Financial Officer (principal financial and accounting officer) and Secretary
/s/ WILLIAM R. BAUMEL William R. Baumel	Director
/s/ DOUGLAS C. CHISHOLM Douglas C. Chisholm	Director
/s/ DENNIS DRISLANE Dennis Drislane	Director
/s/ WILLIAM W. G. RICH William W. G. Rich	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Katten Muchin Zavis Rosenman.
23.1	Consent of Independent Accountants.
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).
99.1	Share Purchase Agreement, dated as of January 16, 2004, by and between Ebix, Inc. and CF Epic Insurance and General Fund.

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution.
  ITEM 15. Indemnification of Directors and Officers.
  ITEM 16. Exhibits
  ITEM 17. Undertakings
SIGNATURES
POWERS OF ATTORNEY
INDEX TO EXHIBITS